UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 20, 2015, Steel Partners Holdings L.P. (the “Company”), together with its indirect wholly owned subsidiary, SPH Group Holdings LLC (“SPH Holdings”), entered into that certain Contribution Agreement, effective as of January 20, 2015 (the “Contribution Agreement”), with CoSine Communications, Inc. (“CoSine”), a holding company. Pursuant to the Contribution Agreement, SPH Holdings contributed (i) 24,807,203 ordinary shares of API Group plc (“API”), a manufacturer and distributor of foils, films and laminates used to enhance the visual appeal of products and packaging , as the first step in a plan for a wholly owned UK subsidiary of CoSine, Cedar 2015 Limited (“BidCo”), to make an offer (the “Offer”) to acquire all of the issued and to be issued shares in API except for those API shares the subject of the Contribution Agreement and (ii) 445,456 shares of common stock of Nathan’s Famous, Inc. (“Nathan’s”), to CoSine in exchange for (A) 16,500,000 shares of newly issued CoSine common stock and (B) 12,761 shares of newly issued preferred stock, par value $0.0001, of CoSine having an aggregate value of $12,761,000.  As a result of these transactions SPH Holdings and SPH Group LLC, a wholly owned subsidiary of the Company, will own in the aggregate 21,279,271 shares of CoSine common stock representing approximately 80.1% of the total combined voting power of all classes of CoSine stock issued and outstanding, on a fully diluted basis.

On January 20, 2015, SPH Holdings provided a loan to BidCo in the aggregate principal amount of $37,000,000, secured by all assets of BidCo (the “Loan”), pursuant to the terms and conditions of a Secured Promissory Note. The proceeds of the Loan will be used by BidCo solely to fund the Offer.

On January 22, 2015, Bidco issued an announcement under Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers announcing the Offer.  Under the terms of the Offer, API shareholders will receive 60 pence in cash per ordinary share of API. Bidco currently owns approximately 32% of the outstanding shares of API. In addition, Bidco has received an irrevocable undertaking to accept the offer from Wynnefield Partners Small Cap Value L.P., in respect of 10,886,250 shares of API representing approximately 14.2% of the issued and outstanding shares of API.  In addition, Bidco has received non-binding letters of intent to accept the offer from Wynnefield Partners Small Cap Value L.P. I and Wynnefield Small Cap Value Offshore Fund Ltd. in respect of 11,894,716 shares, representing an aggregate of 15.5% of the issued and outstanding shares of API.  In aggregate, Bidco either owns or has received an irrevocable undertaking and non-binding letters of intent in respect of approximately 62% of the issued and outstanding shares of API.

This Current Report on Form 8-K is not intended to and does not constitute or form part of an offer or invitation to purchase or otherwise acquire any securities or the solicitation of any vote or approval in any jurisdiction, pursuant to the Offer or otherwise in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 26, 2015	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Chief Financial Officer